CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Annual Report" in the Statement of Additional Information, both included in Post-Effective Amendment Number 5 to the Registration Statement (Form N-1A, No. 333-49374) of The Appleton Funds and to the use of our report dated January 20, 2005 on the December 31, 2004 financial statements of the Appleton Equity Growth Fund, incorporated by reference therein.


                                                         /s/ Ernst & Young LLP

Cincinnati, Ohio
February 28, 2005